EXHIBIT 99.2

[MFN Financial Services Logo]                                       News Release
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                                                        Contact:
                                                        Mark D. Whitham, CFO
                                                        (847) 295-8600, Ext. 120

             MFN FINANCIAL CORPORATION ISSUES ADDITIONAL INFORMATION FOR MFN SHAREHOLDERS ON PREVIOUSLY ANNOUNCED MERGER AGREEMENT


LAKE FOREST, IL - NOVEMBER 19, 2001 - MFN Financial Corporation (OTCBB: MFNF), today issued the following additional information to its shareholders regarding its definitive agreement, previously announced today, to be acquired by Consumer Portfolio Services, Inc. (NASDAQ: CPSS):

In today's prior news release, Consumer Portfolio Services, Inc. said that it had signed a definitive agreement to acquire MFN Financial Corporation for $10.00 per share, in cash, of MFN Financial Corporation common stock, plus transaction related expenses and other contractual obligations. The boards of both companies have approved the agreement, the release stated. Levine Leichtman Capital Partners, a Los Angeles, California, based private equity firm, has committed to provide acquisition financing, the release said.

The transaction is subject to approval by the stockholders of MFN Financial Corporation, requisite regulatory review and other conditions, and is expected to be completed in the first quarter of 2002.

ADDITIONAL INFORMATION

MFN Financial Corporation will be sending a proxy statement to its shareholders seeking their approval of the proposed transaction. Investors and security holders are advised to read the proxy statement for further information. When filed, the proxy statement, as well as other SEC filings, can be obtained free of charge from the web site maintained by the SEC at http://www.sec.gov.

MFN Financial Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from MFN Financial Corporation shareholders to approve the merger. Information about these participants is set forth in the Form 10-K filed with the SEC by MFN Financial Corporation on March 7, 2001. Additional information regarding the interests of


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these participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

This document contains forward-looking statements that involve risks, uncertainties and assumptions. In particular, the statement that the acquisition is expected to close in the first quarter of 2002 is a forward-looking statement. Factors that could cause the transaction not to close at that time, or at all, would include the possibility that CPS might not obtain necessary external financing (although it has received commitments for such financing), that CPS might not have sufficient internally generated cash, that MFN might not have the requisite level of available cash, that the required consents of state consumer finance regulators might not be obtained, and that MFN stockholders may not approve the transaction. More generally, all statements herein other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the services offered by CPS and MFN may not develop as expected; that the merger transaction does not close or that the companies may be required to modify aspects of the transactions to achieve regulatory approval; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties may be unable to successfully execute their integration strategies or to achieve planned synergy's; and other risks that may be described from time to time in CPS's and MFN's Securities and Exchange Commission reports. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, CPS's or MFN's results could differ materially from their expectations in these statements. CPS and MFN assume no obligation to update and do not intend to update these forward-looking statements.

MFN Financial Corporation, with headquarters in Lake Forest, IL, is a consumer finance company whose principal operating subsidiary is Mercury Finance Company LLC. Mercury Finance Company LLC provides specialized, individual financing for automobile nonprime credit buyers through automobile dealerships.

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